[CONFORMED COPY]
                          STOCKHOLDER'S AGREEMENT

          THIS STOCKHOLDER'S AGREEMENT (this "Agreement") is made as of the 17th day of March, 1995, by and between DATUM
     INC., a Delaware corporation (the "Company") and EFRATOM HOLDING, INC., a Colorado corporation ("Stockholder").

                              R E C I T A L S

          A. The Company and Stockholder have entered into a Stock Purchase Agreement, dated as of October 20, 1994 (the "Stock Purchase Agreement"), pursuant to which, among other things, the Stockholder is receiving from the Company as part of the consideration for the sale of its wholly-owned subsidiaries, Efratom Time and Frequency Products, Inc. and Ball Efratom Electronik GmbH, an aggregate of 1,277,778 shares of Common Stock, $.25 par value, of the Company (the "Shares"); and

          B. It is a condition to the obligations of the Company under the Stock Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

                             A G R E E M E N T

          NOW THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties agree with each other, as follows:

          1.   Representations and Warranties.

               1.1  Stockholder's Representations and Warranties.
     Stockholder represents and warrants to the Company that:

                    (a) Stockholder is a corporation validly existing and in good standing under the laws of the State of Colorado;

                    (b) Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby;

                    (c) This Agreement has been duly and validly authorized, executed and delivered by Stockholder, and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights; and

                    (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any of the terms or conditions of, constitute a default under or violate, or accelerate any other similar right of any other party under, the charter or by-laws of Stockholder, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which Stockholder is a party or by which Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any court, administrative agency or governmental body to which Stockholder or any of its properties is subject, the effect of any of which either individually or in the aggregate, would materially impair the ability of Stockholder to perform its obligations hereunder.

               1.2 The Company's Representations and Warranties. The Company represents and warrants to Stockholder that:

                    (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

                    (b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby;

                    (c) This Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming due execution and delivery by Stockholder, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights; and

                    (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any of the terms or conditions of, constitute a default under or violate, or accelerate any other similar right of any other party under, the charter or by-laws of the Company, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any court, administrative agency or governmental body to which the Company or any of its properties is subject, the effect of any of which either individually or in the aggregate, would have a material adverse effect on the consolidated operations or consolidated financial position of the Company and its subsidiaries taken as a whole.

          2.   Board of Directors.

          Upon closing of the transaction contemplated by the Stock Purchase Agreement, the Company will promptly amend its bylaws to increase the size of its Board of Directors to eight directors and appoint two persons (who shall be reasonably acceptable to the Company) named by Stockholder to the Company's Board of Directors. One such person shall be a Class III director whose term shall expire on the date of the Company's Annual Meeting in 1996 and the other such person shall be a Class I director whose term shall expire on the date of the Company's Annual Meeting in 1997. At any time after the appointment of such two persons, Stockholder may name a third person (who shall be reasonably acceptable to the Company) who shall be appointed by the Company to the Board of Directors as a Class II director. After such initial appointments, the Company agrees to nominate such persons (or such other persons designated by Stockholder and reasonably acceptable to the Company) for reelection as such persons' terms expire. In connection with any election of members of the Board of Directors, the Company will use its best efforts to cause such persons to be elected as directors and shall cause all discretionary proxies solicited on behalf of and granted to the Board of Directors in connection with such election to be voted in favor of the Stockholder's designees selected in accordance with this Section 2. Such persons are referred to herein as "Stockholder's Directors." In the event of the resignation or other termination of service of a Stockholder Director, the Company shall appoint or nominate for reelection, as the case may be, another designee of Stockholder (who shall be reasonably acceptable to the Company).

          The number of Stockholder's Directors shall be adjusted upon any change in the authorized number of directors or changes in the percentage of the outstanding Voting Securities (as defined below) of the Company represented by the Shares. In such events, the number of Stockholder's Directors shall equal the number (rounded to the closest whole number, with .5 being rounded to the next higher whole number) of individuals (who shall be reasonably acceptable to the Company) determined by multiplying the total number of authorized directors times the percentage of the outstanding Voting Securities of the Company represented by the Shares then owned by Stockholder. The Stockholder's Directors designated pursuant to this Section 2 shall be allocated as equally as possible among the three classes of the Company's Board of Directors.

          Notwithstanding the foregoing, so long as Stockholder owns 50% or more of the Shares, the number of Stockholder Directors shall be no less than two and so long as Stockholder owns five percent (5%) or more of the then outstanding Voting Securities, the number of Stockholder Directors shall be no less than one.
     If Stockholder owns less than five percent (5%) of the then outstanding Voting Securities of the Company then the number of Stockholder's Directors shall be zero. For the purposes of the foregoing the number of Shares held by Stockholder shall be adjusted for stock splits, stock dividends, and other recapitalizations). To the extent the foregoing results in the number of Stockholder Directors then serving exceeding the number of Stockholder Directors to which Stockholder is entitled, Stockholder shall cause the resignation of one or more Stockholder Directors so that the aggregate number of Stockholder Directors then serving does not exceed the number to which
     Stockholder is entitled to hereunder.   Stockholder's rights
     under this Section 2 are non-transferable, including by way of a transfer of controlling interest in Stockholder; provided, however, that Stockholder may transfer such rights to Ball Corporation or a direct or indirect wholly-owned subsidiary of Ball Corporation.

          3.   Restriction on Purchase of Additional Shares,
     Solicitations.

               3.1 Restriction on Purchase. Neither Stockholder nor any Affiliate (as defined below) of Stockholder (collectively, the "Stockholder Group"), will, directly or indirectly, acquire shares of any class of the Company's capital stock which is entitled to vote generally in the election of directors ("Voting Securities") (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally), provided that no member of the Stockholder Group shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Stockholder Group is increased as a result of a recapitalization of the Company, stock repurchase by the Company or any other action taken by the Company or its Affiliates other than the Stockholder Group. For purposes of this Agreement, "Affiliate" of Stockholder shall mean any person (i) that owns, directly or indirectly, more than 50% of the then outstanding equity securities having the right to vote generally in the election of directors ("Stockholder Voting Securities") of Stockholder or (ii) that more than 50% of then outstanding Voting Securities of which are owned, directly or indirectly, by Stockholder.

               3.2 Exceptions. The foregoing restrictions shall not apply (i) in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, (ii) to stock dividends stock splits or other like distributions made with respect to the Shares held by Stockholder, (iii) during the pendency pursuant to Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") of a bona fide, fully financed tender offer by any Person (as defined in Section 3(a) of the Exchange Act) (other than the Company or its affiliates or any employee benefit plan of the Company), if upon the consummation of such tender offer such Person would beneficially own more than 30% of the Company's Voting Securities, (iv) in the event that any Person (other than Stockholder or its affiliates, the Company or any employee benefit plan of the Company) becomes a beneficial owner of more than 30% of the Company's then outstanding Voting Securities or proposes to become such a beneficial owner and such proposal is approved by or recommended by a majority of the Board of Directors (excluding the Stockholder Directors) of the Company, (v) in the event that the Company has entered into a definitive merger agreement or a definitive agreement for the sale of all or substantially all of its assets, or (vi) or to any transaction with the prior approval of a majority of the Board of Directors (excluding the Stockholder Directors). In addition, if any action by the Company causes the ownership of Voting Securities by Stockholder to be less than the percentage ownership of the outstanding Voting Securities immediately prior to such action, the foregoing restrictions shall not apply to any acquisitions of Voting Securities by Stockholder to the extent, and only to the extent, necessary for Stockholder to maintain its percentage ownership of Voting Securities at the level it had immediately prior to such action.

               3.3 Solicitations. No member of the Stockholder Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), or enter into any agreement with any person for the purpose of voting any Voting Securities, in either case in opposition to the recommendation of the majority of the directors of the Company with respect to any election of directors of the Company; provided that the nominees for any such election to the board include designees of the Stockholder in accordance with Section 2 hereof. Nothing in this Section 3 shall prevent the Stockholder from voting any shares held by it in opposition to the recommendation of the majority of the directors of the Company on any matter, including the election of directors.

               3.4 Termination. The provision of this Section 3 shall terminate on the earlier of (i) the fifth anniversary hereof or (ii) the date that Stockholder first owns less than 5% of the then outstanding Voting Securities of the Company.

          4.   Demand Registration Rights.

               4.1 Right to Demand. With respect to any Shares that are deemed "Restricted Securities" under the Securities Act of 1933 (the "Act") (the "Registrable Securities"), Stockholder, and/or any transferee to whom Stockholder has transferred rights to demand registration hereunder, who own, in the aggregate, in excess of 250,000 shares of Registrable Securities may make a written request to the Company for registration with the Securities and Exchange Commission (the "Commission"), under and in accordance with the provisions of the Act, of no less than 250,000 Registrable Securities (a "Demand Registration") provided that no registration statement filed hereunder shall be required to become effective prior to four (4) months from the date of this Agreement. Within ten (10) days after receipt of such request, the Company will serve written notice (the "Notice") of such registration request to all holders of Registrable Securities issued by the Company, and subject to such request the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the mailing of the Notice by the Company. The Company shall not be required to comply with a request for a Demand Registration for four (4) months after the effective date of any registration statement filed by the Company under the Act, other than registration statements on Form S-8 or Form S-4. The Company shall have the right to defer for a reasonable period (not to exceed 90 days) the filing of any registration statement requested under Section 4.1 if, in the reasonable judgment of the Company's Board of Directors, such registration would materially interfere with or materially and adversely affect any then existing negotiations for financing or other business arrangements or plans of the Company or any arrangement or plan of the Company, then pending or being negotiated in good faith, relating to any acquisition, disposition, merger or similar transaction or other significant business transaction.

               4.2 Number of Demand Registrations. The holders of Registrable Securities shall be entitled to three (3) Demand Registrations, but no more than one (1) in any four-month period, the expenses of which shall only be borne by the Company to the extent set forth in Section 8. The Company shall not be deemed to have effected a Demand Registration with respect to the Registrable Securities unless after a request for a Demand Registration pursuant hereto, (i) a registration statement with respect to some or all of the Registrable Securities is declared effective by the Commission and remains effective for a period of at least 90 days (or such shorter period during which the holders of Registrable Securities shall have sold all Registrable Securities which they requested to be registered) or (ii) the holders of Registrable Securities decide not to proceed with the offering of Shares after a Demand Registration request has been made by such holders, for any reason, and do not reimburse the Company for all of its costs and expenses incurred in fulfilling its obligations hereunder as a result of such Demand Registration request.

               4.3  Selection of Underwriters.  If a Demand
     Registration is an underwritten offering, holders of more than 50% of the Registrable Securities to be registered shall select the managing underwriter or underwriters for such offering, which underwriter or underwriters shall be reasonably acceptable to the Company.

               4.4 Best Efforts. The Company will use its best efforts to cause the effectiveness of a registration filed with respect to a Demand Registration, including making management reasonably available to participate in any road show deemed necessary by the managing underwriter.

          5.   Piggy-Back Registration.

               5.1 Piggy-Back Right. If the Company proposes to file a registration statement under the Act with respect to an offering for its own account or for the account of others of any class of equity security (other than a registration statement (i) on Form S-4 or S-8 (or any successor form), or (ii) filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), then the Company shall in each case give written notice of such proposed filing to holders of Registrable Securities, at least twenty (20) days before the anticipated filing date and offer such holders the opportunity to register such Registrable Securities in such offering, in accordance with the terms of such offering.

               5.2 Procedure For Registration. Those holders of Registrable Securities who desire to have such shares included in the registration for such offering shall notify the Company promptly (and in no event later than ten (10) days after notice) of their desire to include such shares in the registration statement. The Company shall use its best efforts to cause the managing underwriter of a proposed underwritten offering to permit the holders of Registrable Securities who request to be included in the registration for such offering to include such shares in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such offering delivers an opinion to each holder of Registrable Securities wishing to include any Registrable Securities in such registration that the total amount or kind of securities which the Company or any other person or entity intend to include in such offering is sufficiently large or different to affect materially and adversely the success of such offering, then the amount or kind of securities to be offered for the accounts of holders of Registrable Securities other than holders of Registrable Securities who have requested a Demand Registration shall be reduced pro rata based on the number of shares requested to be included in the offering by the holders of Registrable Securities, and any such other persons or entities (other than the Company) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter. The Company may, in its discretion, cancel any registration statement in which Registrable Securities are included under this Section 5 which is not effected pursuant to Section 4. The Company shall not be subject to cut-back under this Section 5.

          6.   Holdback Agreements.

               6.1 Restrictions on Public Sale by Stockholder. To the extent not inconsistent with applicable law, each holder of Registrable Securities included in a Registration Statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested in writing (with reasonable prior notice) by the Company in the case of a non-underwritten public offering by the Company, or if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter in the case of an underwritten public offering by the Company.

          7.   Registration Procedures.

               Whenever any Registrable Securities are to be registered pursuant to Sections 4 or 5 of this Agreement, the Company will use its best efforts to effect the registration and the sale of such stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request and with any Demand Registration, the Company will as expeditiously as possible:

               (a)  prepare and file with the Commission a
     registration statement which includes the Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed at least five (5) business days prior thereto, which documents will be subject to the reasonable review of such counsel and underwriters, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters with respect to such Registrable Securities, if any, shall reasonably object, and will notify each holder of the Registrable Securities of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

               (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than ninety (90) days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

               (c) furnish to counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter, if any, without charge, at least two signed copies of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such counsel;

               (d) notify each holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as promptly as possible thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (e) as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each holder of Registrable Securities covered by such registration statement;

               (f) on or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing, and to cooperate with the holders of Registrable Securities included in such registration statement, the underwriter, if any, and their counsel, in connection therewith; to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective;

               (g) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter, if any, may request;

               (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable
     Securities being sold or the managing underwriter, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (i) make available for inspection by any holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, allow the Company to undertake appropriate action and to prevent disclosure of the Records deemed confidential; and

               (j) use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request.

               Each holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (d) of this Section 7, will immediately discontinue disposition of the Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 7 or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company such holder will, or will request the managing underwriter, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this Section 7 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 7 hereof or the Advice.

          8.   Registration Expenses.

               The Company will bear all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and all fees and expenses of other Persons retained by the Company. The holders of Registrable Securities shall pay for all fees and expenses incurred with respect to any separate counsel, advisors or accountants retained by such holders in connection with the exercise of a registration right hereunder, together with any underwriting discounts or commissions attributable to the sale of Registrable Securities. The Company and the holders of Registrable Securities shall be responsible for their respective expenses even if the registration statement with respect thereto is not declared effective.

          9.   Indemnification; Contribution.

               9.1 Indemnification by the Company. The Company agrees to indemnify, protect and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and each underwriter of Registrable Securities being sold by such holder, its officers, directors, employees and agents, and any agent or investment adviser of such holder or underwriter, against all losses, claims, damages, liabilities and expenses (including reasonable legal expenses and expenses of investigation) arising out of or based on any untrue or allegedly untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or any violation by the Company of any rule or registration promulgated under the Act applicable to the Company, except insofar as the same are caused by or contained in any information with respect to such holder or underwriter furnished in writing to the Company by such holder or underwriter expressly for use therein or by such holder's or underwriter's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder or underwriter with a sufficient number of copies of the same. The Company will enter into indemnification agreements with each such holder and underwriter containing customary provisions, including provisions for contribution, as any such holder or underwriter should reasonably request.

               9.2 Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits with respect to itself as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, employees and agents against any losses, claims, damages, liabilities and expenses resulting from any untrue or allegedly untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such holder so furnished in writing by such holder specifically for inclusion in any prospectus or registration statement.

               9.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

               9.4 Contribution. If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No holder of Registrable Securities shall be liable under this Section 9 for any losses, costs, damages or expenses exceeding in the aggregate the proceeds to such holder in such offering.

               If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided for herein without regard to the relative fault of said indemnifying party or the indemnified party or any other equitable consideration provided for herein.

          10.  Participation in Underwritten Registrations.

               No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          11.  Rule 144.

               The Company covenants that it will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is no longer required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available sufficient information, for so long as necessary to permit sales under Rule 144 under the
     Act), and the Company will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. The Company will take such actions, and instruct its transfer agent or depositary to take such actions, as are reasonably necessary to comply with all reasonable requirements of holders of Registrable Securities in order to complete the orderly transfer of Restricted Securities of such persons under Rule 144.

          12.  Registrable Securities.

               Shares shall cease to be Registrable Securities, and all rights to have such shares registered under Section 4 and 5 hereof shall cease, at such time as such Shares are freely saleable, without restriction or volume limitation, pursuant to Rule 144(k) under the Act, or otherwise.

          13.  Rights Plan.

               So long as Stockholder owns Shares constituting more than 15% of the outstanding Voting Securities of the Company, the Company will not, without the consent of Stockholder, adopt a Shareholder Rights Plan which would result in the issuance or separation and exercisability of rights on the transfer of Shares by Stockholder or any similar arrangement which would interfere with the sale of Stockholder's shares.

          14.  Miscellaneous.

               14.1 Legend. Each certificate representing Shares of Common Stock owned by the Stockholder shall contain the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED MARCH 17, 1995, BY AND BETWEEN THE COMPANY AND THE STOCKHOLDER, WHICH INCLUDES, WITHOUT LIMITATION, THE GRANTING OF CERTAIN VOTING RIGHTS, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

               14.2 Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice to the Company at 1363 South State College Boulevard, Anaheim, California, 92806
     Attention: President, and to the Stockholder at 345 South High Street, Muncie, Indiana 47305. The Company or Stockholder may at any time change the address to which notice to it shall be mailed by giving notice of such change to the Company and to the other party, and such notice shall be deemed given when received by the other party hereto.

          15. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement. Amendments, waivers and consents with respect to this Agreement must be signed by all the parties hereto. In the event the Registrable Securities are held by more than one Person, any amendment of this Agreement may be made by the Company and the holders of a majority of the Registrable Securities.

          16. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto. Stockholder's rights hereunder (other than those set forth in Section 2 and Section 13 hereof which may only be assigned by Stockholder to its parent, Ball Corporation) may be assigned by Stockholder or any transferee of the Shares without the consent of the Company to any person to whom Stockholder or its transferees transfers any Shares and Stockholder and such transferees will be entitled to enforce all such rights against the Company.

          17. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, irrespective of such state's choice-of-law principles.

          18. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

          19. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

          20. Attorneys' Fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                   DATUM INC.

                                      /s/   LOUIS B. HORWITZ
                                   Louis B. Horwitz
                                   Chairman and President

                                   EFRATOM HOLDING INC.

                                      /s/   DONOVAN B. HICKS
                                   Donovan B. Hicks
                                   President